EXHIBIT 23(ii)

                               Jackson & Kelly
                               Attorneys at Law
                              1600 Laidley Tower
                                P. O. Box 553
                       Charleston, West Virginia 25322
              Telephone 304-340-1000    Telecopier 304-340-1130



                                March 8, 1995


Dominion Resources, Inc.
Richmond, Virginia 23261

            Re:  Dominion Resources, Inc.
                 Form 10-K

Gentlemen:

        We consent to the incorporation by reference into the registration statements of Dominion Resources, Inc. on Form S-3 (File No. 33-52477 and File No. 33-49397) and on Form S-8 (File No. 33-55403 and File No. 33-46428) of the statements, included in this Annual Report on Form 10-K, made in regard to our firm that are governed by the laws of West Virginia and that relate to franchises, title to properties, limitations upon the issuance of bonds and preferred stock, rate, and other regulatory matters, and litigation.

                                          Sincerely yours,



                                          JACKSON & KELLY